EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-179316) of Post Holdings, Inc. of our report dated June 23, 2023, relating to the December 31, 2022 financial statements of Post Holdings, Inc. Savings Investment Plan which appears in this Form 11-K.

/s/ Armanino, LLP
St. Louis, Missouri
June 26, 2024